                                                                    EXHIBIT 10.9

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act of 1933Financial Printing GroupFinancial Printing GroupPortions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act of 1933. Such portions are marked by a series of asterisks.

                        RESEARCH AND LICENSE AGREEMENT
                        ------------------------------


          This Research and License Agreement, dated April 26, 1995 (the "Agreement"), is entered into among SRI International, a California nonprofit public benefit corporation ("SRI"), having a place of business located at 333 Ravenswood Avenue, Menlo Park, California 94025-3493, the David Sarnoff Research Center (a wholly owned subsidiary of SRI), a Delaware corporation ("Sarnoff"), having a place of business located at 201 Washington Road, Princeton, New Jersey 08540 and SolarCare Technologies Corporation, a Delaware corporation ("STC"), having a place of business located at 1745 Eaton Avenue, Bethlehem, Pennsylvania 18018.


                             W I T N E S S E T H :

          Whereas, SRI and Sarnoff own or have rights in certain patent rights and know-how relating to Up-converting phosphor reporters (Labels), Probes and instrumentation for use in Diagnostics applications.

          Whereas, STC has licensed certain patent rights and know-how relating to Up-converting phosphor reporters for use in diagnostics applications.

          Whereas, STC desires to financially support certain research by SRI and Sarnoff regarding Up-converting phosphor reporters (Labels), Probes and instrumentation, on the terms and subject to the conditions of the Agreement.

          Whereas, SRI and Sarnoff are willing to grant a license to STC under SRI's and Sarnoff's rights in such patent rights and know-how, together with the inventions and other results of such research, to Up-converting phosphor reporters (Labels), Probes and instrumentation, on the terms and subject to the conditions of the Agreement.

          Now, Therefore, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto, agreeing to be legally bound hereby, agree as follows:

                                                                    EXHIBIT 10.9

          For purposes of the Agreement, the terms defined in this article shall have the respective meanings set forth below:

          1.1. "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever. For purposes of this Agreement, Sarnoff shall not be deemed to be an Affiliate of SRI.

          1.2. "Blocking Patent" shall mean any patent rights owned or controlled by a Third Party, which are claimed to be infringed by the exercise of the rights granted hereunder to practice any process or method, or to make, use or sell any composition or apparatus under the Licensed Patents or Licensor Improvements.

          1.3. "Commercial Sale" shall mean, with respect to any Product, the sale for use or consumption by the general public of such Product, provided, however, that sales of Product for research, development, investigation, clinical trials and or evaluation shall not be deemed sales for use or consumption by the general public, unless the price for such Product is in excess of Cost plus twenty percent (20%).

          1.4. "Cost" shall mean the full value of all direct and indirect expenses relating to the manufacture of a Product, plus thirty percent (30%) allocation (based on sale price) for overhead expenses.

          1.5. "Development Period" shall mean the period commencing on the Effective Date and expiring on the second anniversary of the Effective Date, unless extended pursuant to Section 3.4 or terminated sooner pursuant to Sections 13.3 and 13.6.

          1.6. "Development Program" shall mean the research and development program described generally in Article 3 and defined, in particular, in the Task Orders attached hereto as Exhibit A, as amended from time to time in accordance with this Agreement.

          1.7. "Diagnostic(s)" shall mean the detection of soluble, suspended or particulate substances, cells, biological macromolecules and/or other analytes, including but not limited to proteins, carbohydrates, pharmaceuticals, nucleic acids, bacteria, viruses and eukaryotic cells.

          1.8. "Effective Date" shall mean the date of this Agreement, as first written above.

          1.9.   "FDA" shall mean the United States Food and Drug
Administration, or the successor thereto.

          1.10. "Field" shall mean any and all Diagnostic applications that involve the use of Up-converting phosphor reporter (Label), Probe and/or Labelled Probe compositions, materials, combinations, methods and/or processes and the development, manufacture and sale of apparatus and compositions for use in such Diagnostic applications.

          1.11. "First Commercial Sale" shall mean the first Commercial Sale by STC, its Affiliates or licensees.

          1.12. "Government Program(s)" shall mean grants, contracts and/or other arrangements sought from or awarded directly or indirectly by various departments, agencies or instrumentalities of the United States Government or the several states in connection with Diagnostics applications within the Field.

          1.13. "Improvements" shall mean any and all inventions, discoveries, ideas, processes, methods, compositions, formulae, techniques, information and data, whether or not patentable, conceived, developed or reduced to practice during the term of this Agreement that beneficially change or enhance the economic and/or technical attributes of the Products, the use of the Products and/or the manufacture of the Products arising out of or in connection with (a) the Development Program, (b) any activity otherwise funded by STC under this Agreement, (c) any activity in connection with the use of the STC Patent Rights or STC Know-How, (d) any activity in connection with the use of the Licentec Rights and/or (e) as set forth in Section 5.1, any activity in connection with any Government Program.

          1.14. "Instrument Product" shall mean a light emitting apparatus for use in the Field, which if made, used or sold would infringe one or more Valid Patent Claims of a Licensed Patent, but for the license granted by this Agreement, or which otherwise uses or incorporates Licensed Know-How.

          1.15. "Label" shall mean any chemical substituent that produces, under appropriate excitation conditions, a detectable optical signal.

          1.16. "Labelled Probe" shall mean a combination comprising one or more Labels attached to a Probe or one or more Probes attached to a Label.

          1.17. "Licensed Know-How" shall mean the SRI Know-How and the Phosphor Know-How.

          1.18. "Licensed Patents" shall mean the SRI Patents and the Phosphor Patent.

          1.19.  "Licensors" shall mean Sarnoff and SRI, jointly and severally.

          1.20. "Licensor Improvements" shall mean any and all Improvements either (i) conceived or reduced to practice by employees or others acting by or on behalf of SRI and/or Sarnoff, either alone or jointly with others or (ii) acquired by SRI and/or Sarnoff by acquisition, license or otherwise.

          1.21. "Licentec Rights" shall mean the rights granted to STC pursuant to that certain Research and License Agreement being entered into contemporaneously herewith, among STC, TPM Europe Holding B.V. ("TPM") and Rijksuniversiteit Leiden ("Leiden") to practice certain processes or methods, and to make, have made, use or sell certain compositions.

          1.22. "Materials" shall mean phosphor particles and compositions, biological reagents and other matter, laser diodes and other electronic and optical devices to be supplied by SRI or Sarnoff to STC under this Agreement.

          1.23. "Net Sales" shall mean, with respect to any Product, the proceeds received by STC from the Commercial Sales of Product to independent customers who are not Affiliates, less (a) credits, allowances, discounts and rebates to, and chargebacks from the account of, such independent customers for spoiled, damaged, out-dated, rejected or returned Product; (b) actual freight and insurance costs incurred in transporting such Product in final form to such customers; (c) cash, quantity and trade discounts; and (d) sales, use, value-added and other taxes or governmental charges incurred in connection with the exportation or importation of such Product in final form.

          1.24. "Person" shall mean an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, government, governmental agency, authority or instrumentality, or any other form of entity not specifically listed herein.

          1.25. "Phosphor Know-How" shall mean all technology, information and data, which is not generally known, including but not limited to discoveries, formulae, procedures, protocols, techniques, methods and results of experimentation and testing, which are necessary or useful for STC (i) to make use or sell in the Field, any composition, which is described in or related to the Phosphor Patent, in which Sarnoff or SRI has an ownership or licensed interest as of the date or during the term of this Agreement or (ii) to practice any process related to any such compositions which are described in or related to the Phosphor Patent.

          1.26.  "Phosphor Patent" shall mean (a) pending ********************
******************************************************************************
*************************************, and all corresponding foreign patent applications heretofore or hereafter filed or having legal force in any country owned by or licensed to Sarnoff, (b) all patent applications that claim any Improvement heretofore or hereafter filed or having legal force in any country owned by or licensed to Sarnoff, (c) all patents that have issued or in the future issue from the patent applications described in clauses (a) and (b) above, including utility, model and design patents and certificates of invention, and (d) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patent applications and patents; all to the extent and only to the extent that Sarnoff has the right to grant licenses, immunities or other rights thereunder as of the date or during the term of the Agreement.

          1.27. "Probe" shall mean a binding component which binds preferentially to one or more targets with an affinity sufficient to permit discrimination of Labelled Probe bound to a target from non-specifically bound Labelled Probe (i.e., background).

          1.28. "Product(s)" shall mean the Instrument Product and the Test Product.

          1.29. "Royalty Term" shall mean, with respect to each Product in each country, the period of time equal to the longer of (a) ten (10) years from the date of the First Commercial Sale of such Product in such country or (b) the term that one or more Valid Patent Claims of a Licensed Patent would infringe the manufacture, use or sale of a Product, but for the license granted by this Agreement.


          1.30. "SRI Know-How" shall mean all technology, information and data, which is not generally known, including but not limited to discoveries, formulae, procedures, protocols, techniques, methods and results of experimentation and testing, which are necessary or useful for STC to practice in the Field any process or method, or to make use or sell in the Field, any composition, which is described in or related to (i) the SRI Patents or (ii) SRI Invention Disclosure P-3409 entitled "Method of Preparing Small Particle Size Probes" by Luke Schneider filed on August 16, 1993 with the SRI Office of Intellectual Property, in all cases, in which Sarnoff or SRI has an ownership or licensed interest as of the date or during the term of this Agreement.

          1.31.  "SRI Patents" shall mean (a) pending **************************
********************************************************************************
***********************************************************************, and all
corresponding foreign patent applications heretofore or hereafter filed or having legal force in any country owned by or licensed to SRI or Sarnoff, (b) all patent applications that claim any Improvement heretofore or hereafter filed or having legal force in any country owned by or licensed to SRI or Sarnoff, (c) all patents that have issued or in the future issue from the patent applications described in clauses (a) and (b) above, including utility, model and design patents and certificates of invention, and (d) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patent applications and patents; all to the extent and only to the extent that SRI or Sarnoff has the right to grant licenses, immunities or other rights thereunder as of the date or during the term of the Agreement.

          1.32. "STC Know-How" shall mean all technology, information and data, which is not generally known, including, but not limited to, formulae, procedures, protocols, techniques and results of experimentation and testing, which constitute an Improvement conceived and reduced to practice during the term of this Agreement by employees or others acting on behalf of STC, either alone or jointly with others (but not including Improvements conceived by employees or others acting on behalf of Licensors, either alone or jointly with others), in which STC has an ownership or licensed interest, but shall not include any Licentec Rights.

          1.33. "STC Patent Rights" shall mean (a) all patent applications that claim any Improvement filed or having legal force in any country during the term of this Agreement, owned by or licensed to STC, (b) all patents that have issued or in the future issue therefrom, including utility, model and design patents and certificates of invention and (c) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patent applications and patents; all to the extent and only to the extent that STC has the right to grant licenses, immunities or other rights thereunder as of the date or during the term of the Agreement, but shall not include any Licentec Rights.

          1.34.  "Territory" shall mean world-wide.

          1.35. "Test Product" shall mean a composition for use in the Field, which if made, used or sold would infringe one or more Valid Patent Claims of a Licensed Patent, but for the license granted by this Agreement, or which otherwise uses or incorporates Licensed Know-How.

          1.36. "Third Party" shall mean any Person other than SRI, Sarnoff, STC, TPM, Leiden, GIB (as such term is defined in Section 17.5) and their respective Affiliates and employees.

          1.37. "Up-converting" shall mean the excitation of any phosphor particle by light, which produces emission resulting light having a shorter wavelength than the wavelength of the excitation light.

          1.38. "Valid Patent Claim" shall mean a claim of an issued and unexpired patent, which has not been held revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, or which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

                                   ARTICLE 2

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          2.1.  Licensors represent and warrant to STC, as follows:

                2.1.1. Licensors own and hold good, marketable and legal title to the Licensed Patents and Licensed Know-How.

          2.1.2. Licensors have not previously granted any rights (and are not bound by any agreement to grant any rights) in the Licensed Patents or Licensed that conflict with the rights granted to STC hereunder.

          2.1.3. Each of Licensors is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation, with the power and authority to own the Licensed Patents and the Licensed Know-How and to sign, deliver and perform all of its obligations under this Agreement.

          2.1.4. Each of Licensors has taken all necessary actions on its part to authorize the execution, delivery and performance of the obligations undertaken in this Agreement. This Agreement has been duly, executed and delivered by and on behalf of each of Licensors and constitutes the legal, valid and binding obligations of Licensors, enforceable against them in accordance with its terms.

          2.1.5. All consents, approvals, licenses and authorizations of United States government agencies and other persons required to be obtained in connection with this Agreement have been properly obtained and are in full force and effect.

          2.1.6. The execution, delivery and performance of this Agreement (A) does not, in any material respect, conflict with or violate any applicable statute, law, rule or regulation (B) does not conflict with or violate any organizational, charter or internal governance document of each of Licensors and
(C) does not conflict with or constitute a default under any contract, agreement or obligation of each of Licensors.

          2.1.7. As of the Effective Date, there is no litigation, other legal action or claim pending, threatened or reported contesting the validity of or right to use the Licensed Patents and/or Licensed Know-How and there has been no notice of any infringement upon or conflict with any asserted rights of Third Parties.

          2.1.8. To the best knowledge of Sarnoff and SRI, each of Licensors has delivered to STC all information and documents in their possession or under their control prior to December 31, 1994 relating to the Licensed Patents and Licensed Know-How.

     2.2. STC represents and warrants to Licensors, as follows:

          2.2.1. STC has the legal right to use and sublicense the Licentec Rights, in accordance with the terms of this Agreement.

          2.2.2. STC is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, with the power and authority to sign, deliver and perform all of its obligations under this Agreement.

          2.2.3. STC has taken all necessary actions on its part to authorize the execution, delivery and performance of the obligations undertaken in this Agreement. This Agreement has been duly executed and delivered by and on behalf of STC and constitutes legal, valid and binding obligations enforceable against STC in accordance with its terms.

          2.2.4. All consents, approvals, licenses and authorizations of United States governmental agencies and other persons required to be obtained in connection with this Agreement have been properly obtained and are in full force and effect.

          2.2.5. The execution, delivery and performance of this Agreement (A) does not, in any material respect, conflict with or violate any applicable statute, law, rule or regulation, (B) does not conflict with or violate any organizational, charter or internal governance document of STC and (C) does not conflict with or constitute a default under any contract, agreement or obligation of STC.

                                   ARTICLE 3

                              DEVELOPMENT PROGRAM
                              -------------------

          3.1.  Conduct of Research.  The Development Program to be performed by
                -------------------
Licensors shall be administered through Sarnoff and during the Development Period, each of Sarnoff and SRI shall use their commercially reasonable efforts to conduct the Development Program in accordance with the tasks set forth on Exhibit A (each, a "Task" and, collectively, the "Tasks"), as such Exhibit may be amended, in writing, from time to time by Task Orders (as such term is hereinafter defined). Each Task shall describe in reasonably sufficient detail
(a) the research activities to be conducted and the objectives thereof, (b) the responsibilities of the parties, the principal researchers (if any) and any specific resources required to conduct the research activities, (c) the total funding and the payment schedule therefor and (d) an estimated schedule for such activities. Sarnoff and SRI shall conduct the Development Program in good scientific manner, and in compliance in all material respects with all requirements of applicable laws, rules and regulations. Because the research services to be performed are of an advisory or experimental nature, Sarnoff and SRI do not warrant that the Development Program, in whole or in part, will be successful or achieve the objectives set forth on Exhibit A.

                3.1.1. From time to time during the term of the Development Period, (i) STC and Sarnoff may mutually agree on the scope of new Tasks to be conducted by Sarnoff to be included in the Development Program and (ii) STC and SRI may mutually agree on the scope of new Tasks to be conducted by SRI to be included in the Development Program.

                3.1.2. Each new Task shall be in writing ("Task Order") and shall reference the Agreement and describe in reasonably sufficient detail (a) the research activities to be conducted and the objectives thereof, (b) the responsibilities of the parties, the principal researchers (if any) and any specific resources required to conduct the research activities, (c) the total funding and the payment schedule therefor and (d) an estimated schedule for such activities.

               3.1.3. STC and SRI or Sarnoff, as the case may be, shall execute a copy of each mutually acceptable Task Order which thereafter shall be incorporated in and made a part of this Agreement.

               3.1.4. Upon Sarnoff's receipt of a fully-executed copy of the Task Order and any initial research payment required for such Task, Sarnoff and/or SRI shall initiate each new Task under the Development Program.

               3.1.5. Licensors shall ensure that all of their respective employees and independent contractors have executed and delivered binding agreements agreeing to assign all intellectual property rights to Sarnoff or SRI, as the case may be, and to promptly report the conception and reduction to practice of all discoveries and inventions to the Sarnoff or SRI Intellectual Property Office, as the case may be.

          3.2. Funding.  In consideration of the participation of Sarnoff and
               -------
SRI in the Development Program, STC agrees to pay to Sarnoff a research fee of two hundred thousand dollars ($200,000) for the work to be performed during the first year of this Agreement (the "Year 1 Fee"). The Year 1 Fee shall be paid to Sarnoff, as set forth below. Sarnoff shall not incur expenses in conducting the Development Program in excess of such total amount, and STC shall have no obligation to reimburse Sarnoff for expenses incurred in excess of such total amount, unless otherwise expressly agreed to in writing by both parties. If it appears to Sarnoff that the Development Program to be conducted during the first year of this Agreement cannot be completed without incurring expenses in excess of such total amount, Sarnoff shall notify STC, and STC shall determine whether
(a) to discontinue the Development Program when such total amount has been spent, (b) to authorize Sarnoff to spend additional amounts, or (c) to revise the scope of the Development Program, as appropriate. Such Year 1 Fees are non-refundable and non-creditable against future royalties, and following an initial payment by STC to Sarnoff of one hundred thousand dollars ($100,000) within 7 days of the Effective Date, Sarnoff and SRI shall initiate work on the Development Program. Such initial payment shall be applied to the Tasks in accordance with Exhibit A and subsequent Task Orders. Thereafter, all future payments by STC will be based on the Task Order schedule for payment terms as called for under Section 3.1.2 (c) above.

          3.3. Second Year Funding.  Not less than sixty (60) days prior to the
               -------------------
expiration of the first year of the Development Period, Sarnoff shall present a written development proposal in the form of proposed Task Orders, for the second year effort. STC shall commit to a research fee of three hundred thousand dollars ($300,000) for the work to be performed during the second year (the "Year 2 Fee") to maintain the license granted herein, except in the event that the Development Program is terminated or modified by STC pursuant to Sections
13.3 and 13.6 or the second following sentence. The Year 2 Fee shall be paid in accordance with the last sentence of this Section 3.3. Notwithstanding the commitment of the Year 2 Fee and, in addition to the rights of STC set forth in the second sentence of this Section 3.3, STC may request that the Year 2 Fee be reduced to an amount less than three hundred thousand dollars ($300,000) in the event that Sarnoff and SRI have failed to substantially perform the Development Program during the first year of the Development

Program. In such case, a new Development Program for the second year may be entered into by written consent of the Parties. The Year 2 Fee is non-refundable and non-creditable against future royalties. The payment by STC of the Year 2 Fee will be in accordance with the terms of the Task Orders for the second year of the Development Program.

          3.4.  Renewal.  By mutual written agreement and consent of the
                -------
Parties, the Development Program may be extended beyond the Development Period for additional periods of one (1) year each. If STC desires to renew the Development Program, STC shall give Sarnoff written notice of such election not less than sixty (60) days prior to the expiration of the then current Development Period, as applicable. Sarnoff shall have thirty (30) days to present a written development proposal in the form of proposed Task Orders for the renewal year.

          3.5.  Records.  Sarnoff, on behalf of the Licensors, shall maintain
                -------
records, in sufficient detail and in good scientific manner, which shall reflect all work done and results achieved in the performance of each Task included in the Development Program (including all data in the form required under all applicable laws and regulations).

          3.6.  Meetings and Progress Reports.  During the term of the
                -----------------------------
Development Program, Sarnoff and SRI shall keep STC generally informed of the progress under each Task, including telephonic conferences or other communications at STC's request and meetings at Sarnoff, SRI or STC, at STC's request. The parties will meet approximately four times a year, but in no case shall there be (i) more than four (4) months between meetings or a delay of more than one (1) month from the date of completion of a Task, except as mutually agreed in writing. The first meeting shall be held at Sarnoff shortly after the Effective Date. The reasonable travel and subsistence costs for those SRI and/or Sarnoff meeting participants invited by STC to attend a meeting will be invoiced separately from Development Program payments and shall be paid by STC, upon the presentation of accurate and complete conforming documentation.
Sarnoff or SRI, as the case may be, will provide STC with minutes of each meeting within ten (10) days after the conduct of such meeting. STC shall give GIB (as such term is defined in Section 17.5) prompt notice of the arrangement of any proposed meeting between STC and any Licensor relating to the Development Program. A representative of GIB (reasonably acceptable to the parties) shall be permitted to attend any such meeting. All costs and expenses of GIB and its representative in connection with attendance at such meeting shall be borne by GIB. A written report from Sarnoff and SRI containing, in reasonable detail, a description of the work performed by Sarnoff and SRI under each Task of the Development Program and the results thereof will be transmitted to STC upon the first to occur of (i) fifteen (15) days after the completion of each Task and
(ii) five (5) days prior to each scheduled meeting relating to such Task.

          3.7.  Final Task Report.  Within thirty (30) days following the
                -----------------
completion of each Task, Sarnoff shall prepare and provide STC with a detailed written final Task report, which shall describe the work performed by Sarnoff and SRI under each Task of the Development Program and the results thereof.

          3.8.  Development Program Information.  Except in the case of
                -------------------------------
Improvements owned by STC or Jointly by STC, Sarnoff and SRI (as set forth in Section 12.1), SRI and Sarnoff shall own all information, data and other results (including, but not limited to resulting patent applications and patents) achieved by SRI and Sarnoff in the performance of the Development Program, all of which shall be deemed Licensor Improvements licensed to STC under the license granted to STC hereby, as set forth in Section 4.3 hereof.

          3.9.  Materials.
                ---------

                3.9.1. From time to time, by Task Order, during the Development Period, upon the request of STC, Sarnoff and SRI shall provide STC with reasonable research quantities of Materials for use by STC solely to develop and commercialize Products in the Field. The cost of such Materials is included within the total amount of Year 1 Fees and Year 2 Fees described above.

                3.9.2.  All Materials provided by Sarnoff and SRI to STC under
Section 3.9.1 above (a) shall remain the sole property of Sarnoff and SRI, (b) shall be used by and under the control of STC solely to develop and commercialize Products in the Field, (c) shall not be used by or delivered to any Third Party without the prior written consent of Sarnoff, and (d) may be used in connection with in vitro Diagnostics of samples obtained from human
                        -- -----
subjects, but shall not otherwise directly involve the in vivo application in or
                                                       -- ----
to human subjects, without the prior written consent of Sarnoff or SRI.

                3.9.3. ALL MATERIALS PROVIDED BY SARNOFF OR SRI UNDER THE AGREEMENT ARE PROVIDED "AS IS" AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY OTHER PERSON.


                                   ARTICLE 4

                                LICENSE GRANTS
                                --------------

          4.1.  Exclusive License.   SRI and Sarnoff hereby grant to STC an
                -----------------
exclusive license, with the right to grant sublicenses, to practice the methods, and to make, have made, use and sell the Products under the SRI Patents and the SRI Know-How within the Field and throughout the Territory. Prior to the grant of sublicense rights, STC shall inform SRI of the identity of the prospective sublicensee and shall consult with SRI with respect thereto. STC shall deliver a copy of each sublicense under this Agreement to SRI promptly after execution of the same. Each sublicense shall be subject to the terms and conditions of the Agreement.

          4.2.  Non-exclusive Licenses.
                ----------------------

                4.2.1. Sarnoff hereby grants to STC a non-exclusive license, with the right to grant sublicenses, to practice the methods, and to make, have made, use and sell the Products under the Phosphor Patent and the Phosphor Know-How within the Field and throughout the Territory. STC shall deliver a copy of each sublicense under this Agreement to SRI promptly after execution of the same. Each sublicense shall be subject to the terms and conditions of the Agreement.


                4.2.2. Sarnoff and SRI hereby grant and agree to grant to STC, for no additional royalty or other consideration, a non-exclusive, worldwide license, with the right to grant sublicenses, to make, have made, use and sell the Products under any patent rights of Licensors not included within the scope of the Licensed Patents or Licensed Know-How, but only to the extent necessary, within the Field, to make, have made, use and sell the Products under the Licensed Patents and Licensed Know-How; all to the extent and only to the extent that SRI or Sarnoff have the right to grant licenses, immunities or other rights thereunder as of the date or during the term of this Agreement. Each sublicense shall be subject to the terms and conditions of the Agreement. Notwithstanding anything to the contrary set forth in this Agreement, STC, its Affiliates or assigns shall have no right, title, interest or license, either express or implied, in the Sarnoff technology known as "Microlab," as described in U.S. Patent application Serial No. 08/338703**** and any improvements, enhancements or further developments to any of the foregoing (collectively, the "Microlab Project"). Sarnoff represents, warrants and agrees that (i) it has not utilized and will not utilize, in connection with the Microlab Project, any rights in the Licensed Patents, Licensed Know-How and/or Improvements (including Licensor Improvements) exclusively licensed to STC and (ii) the scope of the Microlab Project is, and will remain, outside of the scope of the exclusive licenses granted to STC hereunder, except that, for purposes of the representation, warranty and agreement set forth in this clause (ii), the word "useful" appearing in the fifth line of the definition of the term "SRI Know-How" set forth in Section 1.30 hereof shall be deemed to be deleted.

          4.3.  Improvements and the License Thereof.
                ------------------------------------

                4.3.1. Licensors shall each, independently, disclose to STC, within forty-five (45) days after (i) receipt by such Licensor's Intellectual Property Office of both the reported conception and reduction to practice or
(ii) the acquisition, by assignment, license or otherwise, of any Licensor Improvements.

                4.3.2.

                    (a) Subject to Section 4.3.2(c) relating to Improvements conceived, developed or reduced to practice solely by employees of Sarnoff in connection with activities relating to the Phosphor Patent and the Phosphor Know-How, SRI and Sarnoff hereby grant and agree to grant to STC,**************************** ********************, an exclusive license, with the right to grant sublicenses (in accordance with the terms set forth in Section 4.1), to practice the methods, and to make, have made, use and sell the Products under the Licensor Improvements relating to clauses (a), (b) (d) and (e) of the definition of Improvements set forth in Section 1.13 hereof, and the Joint Inventions described in Section 12.1 (including patents and patent applications) within the Field and throughout the Territory.

                    (b) SRI and Sarnoff hereby grant and agree to grant to STC, ************************************************, a non-exclusive license, with the right to grant sublicenses (in accordance with the terms set forth in Section 4.1), to practice the methods, and to make, have made, use and sell the Products under the Licensor Improvements relating to clause (c) of the definition of Improvements set forth in Section 1.13 hereof within the Field and throughout the Territory.

                    (c) Sarnoff hereby grants and agrees to grant to STC, ***********************************************, a non-exclusive license, with the right to grant sublicenses (in accordance with the terms set forth in Section 4.2.1), to practice the methods, and to make, have made, use and sell the Products under the Licensor Improvements relating to those Improvements conceived, developed or reduced to practice solely by employees of Sarnoff in connection with activities relating to the Phosphor Patent and the Phosphor Know-How, within the Field and throughout the Territory.

          4.4.  Reservation of Certain Rights.  Notwithstanding the foregoing,
                -----------------------------
the licenses granted to STC under the Agreement are subject to the reservation of (a) the right of SRI and Sarnoff to practice the processes and methods, and to make, use and sell the compositions, matter, apparatus, instruments and products, which are the subject of claims disclosed in the Licensed Patents or which constitute Licensed Know-How or Licensor Improvements, (i) for all commercial purposes outside the Field and (ii) for internal non-commercial research purposes, and (b) certain rights in favor of the United States Government pursuant to Title 35 United States Code Chapter 18 and the regulations promulgated thereunder, in connection with Government Programs.


          4.5.  STC License Grant.  STC hereby grants to Licensors a non-
                -----------------
exclusive, irrevocable, royalty-free license to practice the processes and methods, and to make, have made, and use the compositions, claimed in the STC Patent Rights or which constitute STC Know-How within the Territory (a) for all commercial purposes outside the Field (except in connection with or relating to the Microlab Project), with the right to grant sublicenses and (b) for internal non-commercial research purposes (except in connection with or relating to the Microlab Project, without the right to grant sublicenses. STC shall disclose and make available to SRI and Sarnoff information regarding the STC Patent Rights and the STC Know-How.

          4.6.  Licentec License Grant.  STC hereby grants to Licensors a non-
                ----------------------
exclusive sublicense to practice the processes and methods, and to make, have made, and use the compositions, claimed in the Licentec Rights, royalty-free (without the right to grant sublicenses to any Person), for non-commercial internal research purposes under this Agreement within the Field and within the Territory, to the extent permitted under the Agreement described in Section 1.21.

          4.7.  Technical Assistance under the License.
                --------------------------------------

                4.7.1. Upon execution of the Agreement and from time to time during the term of this Agreement, promptly upon the request of STC (unless disclosed by SRI and Sarnoff previously under the terms of this Agreement), SRI and Sarnoff shall disclose and make available to STC all information available to SRI and Sarnoff and not previously disclosed to STC regarding use within the Field of the Licensed Patents, Licensed Know-How and Licensor Improvements.

                4.7.2. Upon execution of the Agreement and from time to time during the term of this Agreement, promptly upon the request of Licensors, STC shall disclose and make available to Licensors all information available to STC and not previously disclosed to Licensors regarding the STC Patent Rights, STC Know-How and the Licentec Rights.

                4.7.3. During the term of the Agreement, upon reasonable notice and during normal business hours, SRI and Sarnoff (a) shall provide such technical assistance regarding the Licensed Patents, Licensed Know-How and Licensor Improvements, as STC reasonably requests, to conduct its activities contemplated by the Agreement, and (b) shall make available to STC such technical personnel of SRI and Sarnoff as reasonably necessary to provide the foregoing technical assistance. STC shall reimburse SRI and Sarnoff its standard research or consulting costs for any such technical assistance, determined in accordance with SRI's and Sarnoff's normal business practice applied on a consistent basis, together with all reasonable out-of-pocket travel and other expenses incurred by SRI and Sarnoff in providing such technical assistance. At the request of STC, SRI and Sarnoff shall provide STC with estimates of the anticipated costs of any requested technical assistance prior to undertaking such technical assistance.

                4.7.4. During the term of the Agreement, upon reasonable notice and during normal business hours, STC (a) shall provide such technical assistance regarding the STC Patent Rights, STC Know-How, Improvements owned by STC and Licentec Rights, as Licensors reasonably request to conduct their activities contemplated by the Agreement, and (b) shall make available to Licensors such technical personnel of STC as reasonably necessary to provide the foregoing technical assistance. SRI and Sarnoff, as the case may be, shall reimburse STC its standard research or consulting costs for any such technical assistance, determined in accordance with STC's normal business practice applied on a consistent basis, together with all reasonable out-of-pocket travel and other expenses incurred by STC in providing such technical assistance. At the request of Licensors, STC shall provide Licensors with estimates of the anticipated costs of any requested technical assistance prior to undertaking such technical assistance.

                4.7.5. In the event that STC desires to enter into an agreement with any Third Party (which, for purposes of this Section 4.7.5 shall not include GIB and its Affiliates) to provide any contract research and development services in connection with the research and development of the Products, STC shall give SRI and Sarnoff first consideration to provide such research or development services, provided that after discussions concerning the provision of such contract research and development services, STC shall have no obligation to enter into such agreement with Sarnoff or SRI.

          4.8.  Supply of Materials.  At the request of STC, from time to time,
                -------------------
during the term of this Agreement, SRI and Sarnoff shall supply to STC (on a non-exclusive basis) such quantities of Materials, as STC reasonably requests, for use in the manufacture of Products intended by STC for Commercial Sale, provided, however, that Sarnoff and SRI shall have no express or implied obligation to seek or obtain a change in Sarnoff's or SRI's permit status or establish a FDA GMP facility in which to manufacture phosphors. The terms of such supply arrangement shall be such reasonable terms as the parties, in good faith, negotiate from time to time. The terms of this Section 4.8 are not intended to limit the scope of Section 3.9, the subject of which is the supply of Materials for the development and commercialization of Products in the Field in connection with the Development Program.


                                   ARTICLE 5

                                OTHER PROGRAMS
                                --------------

          5.1.  Government Programs.  Subject to the terms hereof, SRI and
                -------------------
Sarnoff shall be free to seek Government Programs, provided that all intellectual property rights invented, discovered, conceived or reduced to practice in connection therewith, to the extent that Licensors have the ability to obtain and maintain such rights (with respect to which they shall use their commercially reasonable efforts) and subject to the requirements and government reservations under such Government Programs, shall be deemed Licensor Improvements hereunder. Licensors shall inform STC of such programs as soon as practicable after becoming aware of or acquiring an interest in pursuing such Government Programs. Licensors shall give STC first consideration, to the extent permitted under such Government Programs, to provide research or development services within STC's areas of expertise, provided that Licensors shall have no obligation to enter into such arrangement with STC.

          5.2.  Government Programs with STC.
                ----------------------------

          5.2.1. Certain Government Programs will require the participation of a for-profit company to commercialize the products developed under such programs. Licensors shall inform STC of such Government Programs as soon as practicable after becoming aware of or acquiring an interest in pursuing such Government Programs. SRI and Sarnoff shall grant STC a right of first offer to become the commercialization partner in connection with such Government Program and shall provide to STC, both with such offer and during the period from the date STC receives such offer through the date that is the later to occur of
(i) 15 days prior to the submission of a proposal in response to a request for proposal by SRI or Sarnoff or (ii) 45 days after notification of the award of a contract to SRI or Sarnoff under such Government Program (the "Evaluation Period"), all of the written information in its possession or under its control and access to SRI and Sarnoff personnel so as to enable STC to evaluate and respond to such offer. During the Evaluation Period, in the event that STC expresses any preliminary interest in the offer, STC, SRI and Sarnoff shall conduct good faith discussions and negotiations with respect to such Government Program and neither SRI or Sarnoff shall be permitted to solicit or conduct discussions or negotiations with any Third Party with respect to such Government Program. STC agrees to respond within the Evaluation Period as to whether it will accept or reject such offer of participation in such Government Program, and in any event, as promptly as it determines that it has no interest in participating in such Government Program. In the event that STC does not respond within the Evaluation Period it will be deemed to have rejected such offer. In the event that such offer is rejected or deemed rejected, SRI and Sarnoff shall be permitted to enter into an arrangement with a Third Party (subject to and only in accordance with Section 5.3 hereof), provided that such arrangement, as a whole, is on terms no more or less favorable to SRI or Sarnoff and no more favorable to such Third Party than the arrangement last offered to STC. In connection with such Government Program and in the event that STC is the prime contractor, STC shall provide any subcontract research or development services under the Government Program in the areas that are not areas of expertise of STC, to SRI or Sarnoff, provided that the terms of such subcontract are reasonably satisfactory to STC.

                5.2.2. Rights to subject inventions made with STC in connection with or arising out of such Government Program shall be deemed Improvements, subject to this Agreement.

          5.3.  Government Programs without STC.  Should STC reject the offer to
                -------------------------------
participate in such Government Program, the parties agree to seek out a Third Party, mutually agreeable to STC, SRI and Sarnoff, to participate in such Government Program. STC agrees to enter into discussions with such Third Party to provide the appropriate licenses to such Third Party, provided, however, that STC shall have no obligation whatsoever to grant a license to such Third Party.

          5.4.  Commercial Programs.  Sarnoff and SRI shall have the right to
                -------------------
market their development capabilities and enter into Third Party agreements relating to Up-converting phosphor reporters outside the Field.


                                   ARTICLE 6

                    FEES, ROYALTIES AND MILESTONE PAYMENTS
                    --------------------------------------

          6.1.  License and Maintenance Fees.  In partial consideration of the
                ----------------------------
licenses granted to STC in Sections 4.1 and 4.2.1 above, STC shall pay to SRI a license fee of ******** upon the execution of this Agreement. During the term hereof, STC shall also pay to SRI an annual maintenance fee of ******* on each anniversary after the completion of the Development Period until the First Commercial Sale of a Product. Such license and maintenance fees are non-refundable and non-creditable against future royalties.

          6.2.  Royalties on Test Products.  As additional consideration for the
                --------------------------
license granted to STC to use the Licensed Know-How in connection with the manufacture, use and sale of the Test Products, during the Royalty Term, STC shall pay to SRI royalties equal to **************** of Net Sales of Test Products by STC and its Affiliates. Upon and after such time as the manufacture, use and sale of Test Products by STC and its Affiliates would infringe a Valid Patent Claim relating to a Label method claim set forth in the SRI Patents, the royalty rate shall be increased by **************** of Net Sales of Test Products by STC and its Affiliates, in such countries in the Territory in which there exist such Valid Patent Claims, for the remainder of the Royalty Term. Upon and after such time as the manufacture, use and sale of Test Products by STC and its Affiliates would infringe a Valid Patent Claim relating to a Probe composition claim set forth in the SRI Patents, the royalty rate shall be increased by ********** **** of Net Sales of Test Products by STC and its Affiliates, in such countries in the Territory in which there exist such Valid Patent Claims, for the remainder of the Royalty Term.

          6.3.  Royalties on Instrument Products.  As additional consideration
                --------------------------------
for the license granted to STC to use the Licensed Know-How in connection with the manufacture, use and sale of the Instrument Products, during the Royalty Term, STC shall pay to SRI royalties equal to ****************** of Net Sales of Instrument Products by STC and its Affiliates. Upon and after such time as the manufacture, use and sale of Instrument Products by STC and its Affiliates would infringe a Valid Patent Claim relating to an apparatus claim set forth in the SRI Patents, the royalty rate shall be increased by ****************** of Net Sales of Instrument Products by STC and its Affiliates, in such countries in the Territory in which there exist such Valid Patent Claims, for the remainder of the Royalty Term.

          6.4.  Minimum Annual Royalty.  Upon and after the First Commercial
                ----------------------
Sale and during the Royalty Term, STC shall pay to SRI minimum annual royalties of ******* for the first year, ******* for the second year and ******** per year thereafter.

          6.5.  Sublicense Fee.
                --------------

                6.5.1. Except as set forth in Section 6.5.2, during the Royalty Term, STC shall pay to SRI a sublicense fee of the lesser of (i) ************** ****** or (ii) the percent payable by STC in respect of sublicenses to TPM Europe Holding B.V. in connection with the Licentec Rights, of those certain payments received by STC from the grant of sublicense rights to Third Parties to make, use or sell Products within the Field and within the Territory. No sales of Products by Third Parties shall be included in the Net Sales of STC and its Affiliates. All payments made to SRI in respect of sublicense rights shall be credited against the minimum royalty obligation of STC set forth in Section 6.4.

                6.5.2. In the event that, in connection with a Government Program identified to STC by SRI, STC sublicenses its rights granted hereunder to a Third Party for-profit entity identified by SRI, STC shall pay to SRI a sublicense fee of ******************** of any consideration received by STC from the grant of sublicense rights to such Third Parties to make, use or sell Products within the Field and within the Territory. No sales of Products by such Third Parties shall be included in the Net Sales of STC and its Affiliates. All payments made to SRI in respect of sublicense rights shall be credited against the minimum royalty obligation of STC set forth in Section 6.4.

          6.6.  Third Party Royalties.  With respect to any Product sold in any
                ---------------------
country by STC, its Affiliates or sublicensees, if STC is required to pay royalties to any Third Party in order to exercise its rights hereunder to practice any process or method, or to make, use or sell any composition, which is the subject of a Blocking Patent in such country, then STC shall have the rights to withhold and/or reduce royalty payments and sublicense fees, in accordance with the terms set forth in Article 10 hereof.

          6.7.  Reagent Rental Royalties.  Notwithstanding anything set forth in
                ------------------------
Sections 6.2. and 6.3. to the contrary, in the event that STC enters into any arrangement with a Third Party whereby STC leases (or arranges for a lease) to, or places (or arranges for the placement) of an Instrument Product at the facility of a Third Party end user in combination with an agreement to sell Test Product to such Third Party end user and the prices with respect to the Instrument Product and Test Product are not separately identified (a "Reagent Rental Transaction"), STC shall pay royalties as follows: (a) STC shall pay royalties on the Test Products on the basis of the **************************** ******************************** in the Reagent Rental Transaction and (b) STC shall pay royalties on the Instrument Product on the basis of ******************
*****************************************************************************
net of any financing charges incurred in connection with such Reagent Rental Transaction.


                                   ARTICLE 7

                        ROYALTY REPORTS AND ACCOUNTING
                        ------------------------------

          7.1.  Reports, Etc.  During the term of the Agreement following the
                ------------
First Commercial Sale of a Product, STC shall furnish to SRI semi-annual written reports (with respect to the period from January 1 through June 30 and the period from July 1 through December 31) showing in reasonably specific detail, on a country by country basis, (a) the gross sales of each Product sold by STC and its Affiliates during the reporting period and the calculation of Net Sales from such gross sales; (b) the royalties payable in United States dollars, if any, which shall have accrued hereunder based upon Net Sales of each Product;
(c) the withholding taxes, if any, required by law to be deducted in respect of such sales; (d) the date of the First Commercial Sales of each Product in each country during the reporting period; (e) the exchange rates used in determining the amount of United States dollars; (f) the aggregate amount of payments received by STC from the grant of sublicense rights to Third Parties and (g) the aggregate royalties accrued on Net Sales and the aggregate sublicense fee accrued during such period and the calculation of the minimum royalties, if any, payable to SRI for such period. With respect to receipts from sales of Products invoiced in United States dollars and sublicense fees received in United States dollars, the gross sales, Net Sales, royalties payable and sublicense fees shall be expressed in United States dollars. With respect to receipts from sales of Products invoiced in a currency other than United States dollars and sublicense fees received in a currency other than United States dollars, the gross sales, Net Sales, royalties payable and sublicense fees shall be expressed in United States dollars, calculated using an internationally acceptable exchange rate for such currency in effect in connection with the exchange by STC of such other currency into United States dollars (as disclosed pursuant to clause (e) above). Reports shall be due on the ninetieth (90th) day following the close of each period. STC shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

          7.2.  Audits.
                ------

                7.2.1. Upon the written request of SRI and not more than once in each calendar year, STC shall permit an independent certified public accounting firm of nationally recognized standing, selected by SRI and reasonably acceptable to STC, at SRI's expense, to have access during normal business hours to such of the records of STC as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any year ending not more than thirty-six (36) months prior to the date of such request. The accounting firm shall disclose to SRI only whether the records are correct or not and the specific details concerning any discrepancies. No other information shall be shared.

                7.2.2. If such accounting firm concludes that additional royalties were owed during such period, STC shall pay the additional royalties within thirty (30) days of the date SRI delivers to STC such accounting firm's written report so concluding. The fees charged by such accounting firm shall be paid by SRI; provided, however, if the audit discloses that the royalties payable by STC for the audited period are more than one hundred five percent (105%) of the royalties actually paid for such period, then STC shall pay the reasonable fees and expenses charged by such accounting firm.

                7.2.3. STC shall include in each sublicense granted by it pursuant to the Agreement a provision requiring the sublicensee to make reports to STC, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by SRI's independent accountant to the same extent required of STC under the Agreement. Upon the expiration of thirty-six
(36) months following the end of any year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon SRI and STC and their respective Affiliates.

          7.3.  Confidential Financial Information.  Licensors shall treat all
                ----------------------------------
financial information subject to review under this article or under any sublicense agreement as confidential, and shall cause its accounting firm to retain all such financial information in confidence.


                                   ARTICLE 8

                                   PAYMENTS
                                   --------

          8.1.  Payment Terms.  Royalties shown to have accrued by each royalty
                -------------
report provided for under Article 7 above shall be due and payable on the date such royalty report is due. Payment of royalties in whole or in part may be made in advance of such due date.

          8.2.  Payment Method.  Except as provided in this section, all
                --------------
payments under the Agreement shall be paid in United States dollars, and all such payments shall be originated from a United States bank located in the United States and made by bank wire transfer in immediately available funds to such account as the party to whom the payment is due shall designate before such payment is due.

          8.3.  Exchange Control.  If at any time legal restrictions prevent the
                ----------------
prompt remittance of part or all royalties with respect to any country where the Product is sold, STC shall give prompt written notice to SRI of such event and the reasons therefor, and shall use reasonable commercial methods to make such payment through lawful means or methods. In the event that, notwithstanding the efforts set forth in the preceding sentence, STC is unable to lawfully remit such royalties, it shall establish a separate bank account in such country, on behalf of SRI, into which account the proper amount of royalties with respect to sales of Product in such country shall be deposited, whereupon the obligation of STC to pay SRI such royalties shall be deemed satisfied.

          8.4.  Withholding Taxes.  All amounts owing from one party to the
                -----------------
other under the Agreement shall not be grossed-up to account for any withholding taxes, value-added taxes or other taxes, levies or charges with respect to such amounts payable by one party to the other, their Affiliates or sublicensees, or any taxes required to be withheld by the party owing amounts hereunder, its Affiliates or sublicensees to the extent such taxes are imposed by reason of the party owing amounts hereunder, its Affiliates or sublicensees having a permanent establishment in any country or otherwise being subject to taxation by such country.


                                   ARTICLE 9

                             DILIGENCE OBLIGATIONS
                             ---------------------

          9.1.  Research, Development and Commercialization Efforts.  STC shall
                ---------------------------------------------------
use its commercially reasonable efforts to research, develop and commercialize, to obtain all regulatory approvals to manufacture and market, and to commence marketing and market, such Products in such countries as STC determines are commercially feasible. STC, at its sole expense, shall fund all such efforts at an annual minimum level of $1,000,000 beginning from the Effective Date of this Agreement and continuing through the first to occur of the third (3rd) anniversary of the Effective Date or the First Commercial Sale of Product. In the event that the First Commercial Sale of Product has not occurred on or prior to such third (3rd) anniversary, thereafter, until the First Commercial Sale of Product, STC, at its sole expense, shall fund all such efforts at an annual minimum level of $2,000,000. After such First Commercial Sale of Product such minimum annual funding obligation shall cease and STC shall use commercially reasonable efforts to meet the reasonably foreseeable market demand therefor.

          9.2.  Records.  STC shall maintain records, in sufficient detail and
                -------
in good scientific manner appropriate for patent purposes, which shall reflect all work done and results achieved in the performance of its research and development regarding the STC Patent Rights and STC Know-How (including all data in the form required under all applicable laws and regulations).

          9.3.  Reports.  Within ninety (90) days following the last day of June
                -------
and December during the term of the Agreement, STC shall prepare and deliver to SRI a written report which shall describe, in reasonably sufficient detail, (a) the research performed to date employing the Licensed Patents and Licensed Know-How, (b) the progress of the development of Products, and (c) the status of obtaining the necessary approvals to manufacture and market Products.


                                  ARTICLE 10

                     INFRINGEMENT ACTIONS BY THIRD PARTIES
                     -------------------------------------

          10.1.  Patent Defense, Blocking Patents, Etc.
                 -------------------------------------

                 10.1.1. If the manufacture, use or sale of a Product by STC, its Affiliates, or licensees (collectively, the "Group") (i) results in any claim for patent infringement against the Group because of a Blocking Patent or
(ii) if a member of the Group shall be sued by a Third Party for infringement of a Third Party's patent rights, and the alleged infringing process, method or composition is claimed under the Licensed Patents and/or Licensor Improvements, the party to this Agreement having notice of such claim shall promptly notify the others in writing, setting forth the facts in reasonable detail. STC shall have the right, in its sole discretion, to control the defense of such claim or suit with counsel of its choice at its own expense, in which event Licensors shall have the right to be represented by one (1) advisory counsel of their own selection at their own expense, and each Licensor shall cooperate fully in the defense of such suit, and shall furnish to STC all evidence and assistance in its control. Subject to Sections 10.1.4 and 10.1.5, STC shall not have the right to settle the suit or otherwise consent to an adverse judgment in such suit that diminishes the rights or interests of the Licensors or imposes additional obligations on the Licensors, without the express written consent of Licensors, which consent shall not be withheld unreasonably. If STC does not elect within thirty (30) days after such notice to so control the defense of such suit, Licensors may undertake such control at their own expense. STC shall then have the right to be represented by advisory counsel of its own selection at its own expense, shall cooperate fully in the defense of such suit, and shall furnish to Licensors all evidence and assistance in its control. Licensors shall not have the right to settle the suit or otherwise consent to an adverse judgment in such suit that diminishes the rights or interests of the Group or imposes additional obligations on the Group, without the express written consent of STC, which consent shall not be withheld unreasonably. Any judgments, settlements or damages payable with respect to legal proceedings covered by this Section 10.1 shall be paid by the party which controls the defense, provided that eighty percent (80%) of any payment made by STC (including payments under Section 14.1(c)) shall be deducted from any royalty (including minimum royalties) and sublicense fees otherwise payable by STC to SRI.

          10.1.2. In connection with any claim or suit arising under Section 10.1.1, eighty percent (80%) of any such costs and expenses incurred by STC and eighty percent (80%) of any costs and expenses incurred by STC in connection with its indemnification obligations arising out of clause (c) of Section 14.1 shall be offset against any minimum and other royalties and sublicense fees payable hereunder. In addition, in the event and to the extent that STC is obligated to make royalty payments and pay sublicense fees after deducting such offset, STC shall have the right to reserve and not pay-over to SRI all royalty payments and sublicense fees attributable to the country in which the claim of infringement arose.

          10.1.3. If the Blocking Patent, claim, or suit is resolved pursuant to Section 10.1.4(a), STC shall have the right to retain all reserved royalty payments and sublicense fees. If the Blocking Patent, claim, or suit is resolved under Section 10.1.4(b), STC shall pay-over to SRI any reserved royalty payments and sublicense fees, after deduction of eighty percent (80%) of all costs, expenses, judgments, settlements and damages incurred by STC in such matter (including under Section 14.1(c)). If the Blocking Patent, claim, or suit is resolved under Section 10.1.5(a), STC shall pay-over to SRI a percentage of any reserved royalty payments and sublicense fees (after deducting eighty percent (80%) of all the costs, expenses, judgments, settlements and damages incurred by STC in such matter, including under Section 14.1(c)) equal to the ratio of the reduced royalty rate to the royalty rate in effect immediately prior to such reduction. STC shall have the right to retain any remaining reserved royalty payment and sublicense fees (after deducting all such costs, including under Section 14.1(c)). If the Blocking Patent, claim, or suit is resolved under Section 10.1.5(b), STC shall have the right to retain all reserved amounts.

          10.1.4. Notwithstanding anything to the contrary set forth herein, if a Blocking Patent is issued, discovered, or claimed by a Third Party, or, if a Third Party shall claim or sue a member of the Group for infringement of a Third Party's patent rights, and the alleged infringing process, method or composition is claimed under the Licensed Patents and/or Licensor Improvements, then STC shall have the right, at STC's sole election, and upon 60 (sixty) days written notice to SRI to:

                    (a) terminate this Agreement as to such country and/or to such Products; or

                    (b) attempt to resolve the problem raised by the Blocking Patent, claim, or suit, in which event STC's obligations under this Agreement with respect to such license in such country shall be suspended pending the resolution of the matter. The matter shall be deemed resolved if STC is granted a royalty-free license under the Blocking Patents.

          10.1.5. Notwithstanding anything to the contrary set forth herein, if STC is unable to resolve the matter without entering into a royalty-bearing license agreement with such Third Party, then:

                    (a) The royalty rate for Products sold in such country shall be reduced by the rate of the royalty bearing license agreement with such Third Party, but shall be ******************************, in the case of Test Products, and ******************, in the case of Instrument Products; or

                    (b) STC may terminate this Agreement as to such country on 30 (thirty) days written notice to SRI.

                                  ARTICLE 11

                                CONFIDENTIALITY
                                ---------------

          11.1.  Confidential Information.  During the term of this Agreement,
                 ------------------------
and for a period of five (5) years following the expiration or earlier termination hereof, each party shall exercise reasonable care to maintain in confidence all information of the other party (including samples) disclosed by the other party and identified as, or acknowledged to be, confidential (the "Confidential Information"), and shall not use, disclose or grant the use of the Confidential Information, except on a need-to-know basis to those directors, officers, employees, agents, independent contractors, sublicensees and permitted assignees, to the extent such disclosure is reasonably necessary in connection with such party's activities as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, each party hereto shall obtain the written agreement of any such Person, who is not otherwise bound by fiduciary obligations to such party, to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party's Confidential Information.

          11.2.  Permitted Disclosures.  The nonuse and nondisclosure
                 ---------------------
obligations contained in this article shall not apply to the extent that (a) any receiving party (the "Recipient") is required (i) to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, or (ii) to disclose information to any governmental agency for purposes of obtaining approval to test or market a product, provided, in either case, that the

Recipient shall provide written notice thereof to the other party and sufficient opportunity to object, time permitting, to any such disclosure or to request confidential treatment thereof; or (b) the Recipient can demonstrate that (i) the information was public knowledge at the time of such disclosure to the Recipient, or thereafter became public knowledge, other than as a result of acts directly or indirectly attributable to the Recipient in violation hereof; (ii) the information was rightfully known by the Recipient (as shown by its written records) prior to the date of disclosure to the Recipient by the other party hereunder; (iii) the information was disclosed to the Recipient on an unrestricted basis from a Third Party not under a duty of confidentiality to the other party; or (iv) the information was independently developed by employees or agents of the Recipient without access to the Confidential Information of the other party.


                                  ARTICLE 12

                            INVENTIONS AND PATENTS
                            ----------------------

          12.1.  Ownership of Inventions.  The entire right and title in and to
                 -----------------------
all Improvements conceived and reduced to practice in the performance of the parties' activities contemplated by this Agreement and during the term of this Agreement (collectively, the "Inventions") (a) by employees or others acting solely on behalf of SRI, shall be owned solely by SRI ("SRI Inventions"), (b) by employees or others acting solely on behalf of Sarnoff, shall be owned solely by Sarnoff ("Sarnoff Inventions"), (c) by employees or others acting solely on behalf of STC shall be owned solely by STC ("STC Inventions"), and (d) by employees or others acting jointly on behalf of SRI, Sarnoff and/or STC, shall be owned jointly by SRI, Sarnoff and/or STC (the "Joint Inventions"). Each party promptly shall disclose to the other parties the making, conception and reduction to practice of Inventions by employees or others acting on behalf of such party. SRI, Sarnoff and STC each hereby represents that all employees and other Persons acting on its behalf in performing its obligations under the Agreement shall be obligated to assign to it, or as it shall direct, all Inventions conceived by such employees or other Persons.

          12.2.  Invention Responsibilities.  Subject to the provisions of this
                 --------------------------
Article 12 and the last sentence of this Section 12.2, SRI shall be responsible for and shall control the preparation, filing, prosecution and maintenance of all patent applications and patents regarding SRI Inventions; Sarnoff shall be responsible for and shall control the preparation, filing, prosecution and maintenance of all patent applications and patents regarding Sarnoff Inventions; and STC shall be responsible for and shall control the preparation, filing, prosecution and maintenance of all patent applications and patents regarding STC Inventions. SRI, Sarnoff and STC shall determine by mutual agreement the party which shall be responsible for and shall control the preparation, filing, prosecution and maintenance of all patent applications and patents regarding Joint Inventions. SRI, Sarnoff and STC each shall cooperate with the other parties and shall execute all lawful papers and instruments and make all rightful oaths and declarations as may be necessary in the preparation, filing, prosecution and maintenance of all patent applications and patents as referred to in this section. Notwithstanding anything to the contrary set forth in this Section 12.2, neither SRI nor Sarnoff shall file any patent application containing any information with respect to a SRI Invention, Sarnoff Invention or Joint Invention in the event that STC desires to maintain such information or Invention as a trade secret.

          12.3.  Licensed Patents.
                 ----------------

                 12.3.1.  Prosecution of SRI Patents.  SRI shall exert its
                          --------------------------
reasonable commercial efforts to file and prosecute patent applications included in the SRI Patents in the *****************************************************
*******************************************************************************
and such other countries as the parties mutually agree, and to maintain any resulting patents. At SRI's discretion, such foreign filing may be initiated through the Patent Cooperation Treaty designating such countries. SRI shall provide STC with copies of each such patent application as filed, together with notice of its filing date and serial number, and copies of all office actions and responses thereto. In addition, prior to taking any action upon or after the Effective Date, SRI will consult with STC and its patent counsel in respect of patent strategy and other matters in connection with the prosecution and maintenance of the SRI Patents. SRI shall amend or modify any patent application or other filing, as reasonably requested by STC. Upon and after the issuance of patents included within the SRI Patents, SRI shall be obligated to maintain such patents in full force and effect.

                 12.3.2.  Prosecution of Phosphor Patent.  Sarnoff shall exert
                          ------------------------------
its reasonable commercial efforts to file and prosecute patent applications included in the Phosphor Patent in the*****************************************
*******************************************************************************
************ and such other countries as the parties mutually agree, and to maintain any resulting patents. At Sarnoff's discretion, such foreign filing may be initiated through the Patent Cooperation Treaty designating such countries. Sarnoff shall provide STC with copies of each such patent application as filed, together with notice of its filing date and serial number, and copies of all office actions and responses thereto. In addition, prior to taking any action upon or after the Effective Date, Sarnoff will consult with STC and its patent counsel in respect of patent strategy and other matters in connection with the prosecution and maintenance of the Phosphor Patent. SRI shall amend or modify any patent application or other filing, as reasonably requested by STC. Upon and after the issuance of patents included within the Phosphor Patent, SRI shall be obligated to maintain such patents in full force and effect.

                 12.3.3.  Expense Reimbursement by STC.  In connection with the
                          ----------------------------
obligations of SRI and Sarnoff set forth in Sections 12.3.1 and 12.3.2 above, STC shall reimburse SRI for reasonable fees, costs and expenses, in an amount of up to ******************************* per year, promptly after the presentation of accurate and complete invoices and other supporting documentation as STC reasonably requests.

               12.3.4.  Prosecution by STC.  If SRI or Sarnoff should decide
                        ------------------
against or fail to file, prosecute or maintain a patent application or patent in respect of an Invention in any country, SRI or Sarnoff will notify STC in a timely manner. STC shall have the right, at its expense, to file, prosecute and/or maintain such application or patent in any such country. In any such case, SRI and Sarnoff agree, if requested by STC, to assist and cause its employees to assist STC in every reasonable way (with out of pocket expenses to be reimbursed by STC), including execution of documents, to enable STC to take such action. In the event that SRI or Sarnoff desires to assign a particular patent application or patent in any country to STC and STC agrees to accept such assignment, STC agrees to grant to SRI and Sarnoff, in fields of use other than the Field, an exclusive license in the particular patent application or patent in that country, with right to sublicense. Each party agrees, upon request, to inform the other parties of the status of any application or patent in which such other parties has rights as provided in this Agreement. Notwithstanding anything to the contrary set forth in this Section, if SRI's or Sarnoff's decision against or failure to file, prosecute or maintain a patent application or patent is a breach of an obligation of such party under 12.3.1, 12.3.2 or another section of this Agreement, STC shall have the right to offset its expenses against any amount due and owing to SRI and/or Sarnoff, as the case may be.

               12.3.5.  Enforcement of SRI Patents and Invention Patent Rights.
                        ------------------------------------------------------
Each party shall notify the others of any infringement in the Field known to such party of the SRI Patents and Invention patent rights and shall provide the other with the available evidence, if any, of such infringement. STC, at its sole expense, shall have the right to determine the appropriate course of action to enforce such patents and patent rights or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce such patents and patent rights, to sue in the name of SRI and/or Sarnoff, as the case may be and to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to such patents and patent rights, and shall consider, in good faith, the interests of SRI and Sarnoff in so doing. All monies recovered upon the final judgment or settlement of any such suit to enforce such patents and patent rights in the Field shall be divided, after payment of counsel and reimbursement of expenses, ******************** to SRI or Sarnoff and ******************** to STC. Notwithstanding the foregoing SRI and Sarnoff shall fully cooperate with STC, at STC's request, in the planning and execution of any action to enforce such patents and patent rights.

               12.3.6.  Enforcement of Phosphor Patent.  STC shall notify
                        ------------------------------
Sarnoff of any infringement in the Field known to STC of Phosphor Patent and shall provide Sarnoff with the available evidence, if any, of such infringement. Sarnoff, at its sole expense, shall have the right to determine the appropriate course of action to enforce the Phosphor Patent or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce the Phosphor Patent, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to the Phosphor Patent, and shall consider, in good faith, the interests of STC in so doing. If, within sixty (60) days of receipt of notice from STC, Sarnoff does not abate the infringement or file suit to enforce the Phosphor Patent against the infringing parties in the Field, or is STC reasonably determines that Sarnoff is not giving due consideration to its interests, STC shall have the right to take whatever action it deems appropriate to enforce the Phosphor Patent and to sue in the name of SRI and/or Sarnoff, as the case may be. The party controlling any such enforcement action shall not settle the action or otherwise consent to an adverse judgment in such action that adversely affects the rights or interests of the non-controlling party or imposes additional obligations on the non-controlling party, without the prior written consent of the non-controlling party, which consent shall not be withheld unreasonably. All monies recovered upon the final judgment or settlement of any such suit to enforce the Phosphor Patent in the Field shall be divided, after payment of counsel and reimbursement of expenses, ******************** to SRI or Sarnoff and ******************** to STC. Notwithstanding the foregoing, SRI, Sarnoff and STC shall fully cooperate with each other in the planning and execution of any action to enforce the Phosphor Patent.

                                  ARTICLE 13

                             TERM AND TERMINATION
                             --------------------

          13.1.  Expiration.  Subject to the provisions of this Article 13, this
                 ----------
Agreement shall expire on the expiration of STC's obligation to pay royalties to SRI under Sections 6.2 and 6.3 above.

          13.2.  Termination by STC.  STC may terminate the Agreement, in its
                 ------------------
sole discretion, upon thirty (30) days prior written notice to SRI.

          13.3.  Termination for Cause.  Except as otherwise provided in Article
                 ---------------------
15 and Section 17.11, a party may terminate the Agreement (a) upon or after the breach of any material provision of the Agreement by the other party if the other party has not cured such breach within thirty (30) days after written notice thereof by the non-breaching party; (b) if the other party voluntarily commences any action or seeks any relief regarding its liquidation, reorganization, dissolution or similar act or under any bankruptcy, insolvency or similar law, other than an action under Chapter 11 of the U.S. Bankruptcy Code or (c) if a proceeding is commenced or an order, judgment or decree is entered seeking the liquidation, reorganization, dissolution or similar act or any other relief under any bankruptcy, insolvency or similar law against the other party, without its consent, which continues undismissed or unstayed for a period of sixty (60) days, other than an action under Chapter 11 of the U.S. Bankruptcy Code.

          13.4.  Termination of Licentec Rights.  Except as set forth below, in
                 ------------------------------
the event that the patent license to STC under the Licentec Rights is terminated, SRI shall have the right to terminate this Agreement upon thirty
(30) days prior written notice, except, however, (a) if STC is contesting the termination of such rights, the effect of such notice shall be stayed until thirty (30) days after a final, binding and unappealable determination that such termination was proper and lawful, (b) if the Licentec Rights have been assigned to GIB Laboratories, Inc. and assumed by it, SRI shall not have the right to terminate this agreement, (c) if the manufacture, use and sale of Products in the Field do not infringe a Valid Patent Claim of the Licentec Rights, SRI shall not have the right to terminate this Agreement and/or (d) the termination is with respect to less than all of the Licentec Rights.

          13.5.  Effect of Expiration or Termination.  Expiration or termination
                 -----------------------------------
of the Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Articles 11, 14, 16 and 17 shall survive the expiration or termination of this Agreement. Upon expiration of this Agreement under Section 13.1 above, STC shall have a fully-paid, non-exclusive license under the Licensed Know-How and Licensor Improvements in the Field.

          13.6.  Development Program Breach.  Notwithstanding anything to the
                 --------------------------
contrary contained herein, in the event of a breach by SRI or Sarnoff of their obligations under the Development Program, STC shall have the right to terminate its obligations under the Development Program in the manner set forth in Section
13.3 (provided that Licensors then do not have the right to terminate this Agreement as a result of a breach of this Agreement by STC), but all other provisions of this Agreement shall remain in full force and effect.

                                  ARTICLE 14

               INDEMNIFICATION, INSURANCE, LIMITED LIABILITY AND
                           DISCLAIMER OF WARRANTIES
                           ------------------------

          14.1.  Indemnification by STC.  Except to the extent set forth in this
                 ----------------------
Section 14.1 and in Sections 14.2 and 14.6, STC shall indemnify, defend and by this Agreement or hold harmless SRI and Sarnoff, their directors, officers, employees and agents from and against all direct, out-of-pocket, losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) that they may suffer as a result of any claims, demands, actions or other proceedings made or instituted by any Third Party against any of them and arising out of or relating to (a) any breach of this Agreement by STC, (b) any negligence, recklessness or intentional act or omission by STC in the performance of its activities contemplated by this Agreement, (c) any claim of infringement resulting from the use of the Licensed Patents or Licensor Improvements or (d) any personal injury to or death of any person or damage to any property in connection with any act or omission by STC in the performance of its activities contemplated by this Agreement, except to the extent that those losses, liabilities, damages and expenses arise out of or are related to (y) the negligence, recklessness or intentional act or omission by SRI or Sarnoff in the performance of its activities contemplated by this Agreement or (z) any personal injury to or death of any person or damage to any property in connection with any act or omission by SRI or Sarnoff in the performance of its activities contemplated by this Agreement.

          14.2. Indemnification by SRI and Sarnoff.  Except to the extent set
                ----------------------------------
forth in this Section 14.2 and in Sections 14.1, 14.5 and 14.6, SRI and Sarnoff shall indemnify, defend and hold harmless STC and its directors, officers, employees and agents from and against all direct, out-of-pocket, losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) that they may suffer as a result of any claims, demands, actions or other proceedings made or instituted by any Third Party against any of them that arise out of or are related to (a) the negligence, recklessness or intentional act or omission by SRI or Sarnoff in the performance of its Development Program activities contemplated by this Agreement or (b) any personal injury or death to any person or damage to any property in connection with any act or omission by SRI or Sarnoff in the performance of its Development Program activities contemplated by this Agreement, except to the extent that those losses, liabilities, damages and expenses arise out of (y) the negligence, recklessness or intentional acts or omissions of STC in the performance of its activities contemplated by this Agreement or (z) any personal injury to or death of any person or damage to any property in connection with any act or omission by STC in the performance of its activities contemplated by this Agreement.

          14.3.  Indemnification Procedure.  A party (the "Indemnitee") that
                 -------------------------
intends to claim indemnification under this article shall promptly notify the other party of any loss, liability, damage or expense, or any claim, demand, action or other proceeding with respect to which the Indemnitee intends to claim such indemnification. A party shall not settle or consent to an adverse judgment in any such claim, demand, action or other proceeding that adversely affects the rights or interests of any Indemnitee or imposes additional obligations on such Indemnitee, without the prior express written consent of such Indemnitee. The Indemnitees, its employees and agents, shall cooperate fully with all other parties and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

          14.4.  Insurance.
                 ---------

                 14.4.1.  By SRI.  SRI shall maintain comprehensive general
                          ------
liability insurance, including contractual liability insurance, against claims for bodily injury or property damage arising from its activities contemplated by the Agreement, with such insurance companies and in such amounts as SRI customarily maintains for similar activities. SRI shall maintain such insurance during the Development Period and thereafter for so long as SRI maintains insurance for itself covering such activities.

                 14.4.2.  By Sarnoff.  Sarnoff shall maintain comprehensive
                          ----------
general liability insurance, including contractual liability insurance, against claims for bodily injury or property damage arising from its activities contemplated by the Agreement, with such insurance companies and in such amounts as Sarnoff customarily maintains for similar activities. Sarnoff shall maintain such insurance during the Development Period and thereafter for so long as Sarnoff maintains insurance for itself covering such activities.

                 14.4.3.  By STC.  STC shall maintain comprehensive general
                          ------
liability insurance, including contractual and product liability insurance, against claims for bodily injury or property damage arising from its activities contemplated by the Agreement, with insurance companies reasonably acceptable to SRI, and in amounts not less than ********** per occurrence and ********** in the aggregate. STC shall maintain such insurance for so long as it continues to conduct its activities contemplated by the Agreement and thereafter for so long as

STC maintains insurance for itself covering such activities. Upon request, STC shall provide SRI with certificates of insurance evidencing STC's compliance with the insurance requirements of this section.

          14.5.  Product Liability.  SRI and Sarnoff assume no responsibility
                 -----------------
for the manufacturing, product specifications, or end-uses of Product. No warranties made by STC in connection with Product shall expressly or implicitly obligate SRI or Sarnoff. STC shall indemnify, defend and hold SRI and Sarnoff harmless against all claims for all losses, expenses and damages awarded by a court of competent jurisdiction, and reimburse Sarnoff or SRI for all reasonable legal fees and costs incurred by Sarnoff or SRI in defense of such claims arising from the manufacture, use or sale of Product. STC shall have the right to control any lawsuit based on such claims and to settle the same. SRI and/or Sarnoff shall give STC prompt written notice of any claim against SRI and/or Sarnoff for which SRI and/or Sarnoff shall seek indemnification.

          14.6.  Limited Liability.  In no event shall any party be liable to
                 -----------------
another party for any special, consequential or incidental damages arising out of or related to this Agreement, however caused and on any theory of liability (including negligence), and whether or not a party has been advised of the possibility of such damages. In no event shall SRI's or Sarnoff's aggregate liability to STC exceed the total amount actually paid by STC to SRI and Sarnoff under this Agreement.

          14.7.  DISCLAIMER OF WARRANTIES.  NOTHING IN THE AGREEMENT SHALL BE
                 ------------------------
CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY SRI OR SARNOFF THAT ANY PATENT WILL ISSUE BASED UPON ANY PENDING PATENT APPLICATION INCLUDED IN THE LICENSED PATENTS, THAT ANY PATENT INCLUDED IN THE LICENSED PATENTS WHICH ISSUES WILL BE VALID, OR THAT THE USE OF ANY LICENSED PATENTS OR LICENSED KNOW-HOW WILL NOT INFRINGE THE PATENT OR PROPRIETARY RIGHTS OF ANY OTHER PERSON. FURTHERMORE, SRI OR SARNOFF MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED PATENTS OR LICENSED KNOW-HOW, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


                                  ARTICLE 15

                                 FORCE MAJEURE
                                 -------------

          No party shall be held liable or responsible to the other parties nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to fires, earthquakes, floods, embargoes, wars, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or actions, omissions or delays in acting by any governmental authority or other party.


                                  ARTICLE 16

                              DISPUTE RESOLUTION
                              ------------------

          Subject to Section 16.4 hereof, any controversy or claim arising out of or relating to the Agreement, or the breach thereof, or any failure to agree where agreement of the parties is necessary pursuant hereto, including the determination of the scope of this agreement to arbitrate, shall be resolved by the following procedures:

          16.1.  Attempt to Resolve Dispute.  The parties shall use all
                 --------------------------
reasonable efforts to amicably resolve the dispute through direct discussions. The senior management of each party commits itself to respond promptly to any such dispute. Either party may send written notice to the other party identifying the matter in dispute and invoking the procedures of this article. If said dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation in Philadelphia, Pennsylvania and administered by the American Arbitration Association ("AAA"), 417 Montgomery Street, San Francisco, California 94104-1113, pursuant to the Commercial Mediation Rules of the AAA at the time of submission prior to resorting to binding arbitration.

          16.2.  Application to Binding Arbitration.  If after ninety (90) days
                 ----------------------------------
from the first written notice of dispute, the parties fail to resolve the dispute by written agreement or mediation, either party may submit the dispute to final and binding arbitration administered by the American Arbitration Association ("AAA"), 417 Montgomery Street, San Francisco, California 94104-1113, pursuant to the Commercial Arbitration Rules of the AAA at the time of submission. California Arbitration Law shall govern except in the event a stay is sought pursuant to the California Code of Civil Procedure Section 1281.2(c), in which event the parties agree that the issue shall be resolved under the United States Arbitration Act. The arbitration shall be held in San Francisco, California before a single neutral, independent, and impartial arbitrator (the "Arbitrator").

          16.3.  Binding Arbitration Procedure.  Unless the parties have agreed
                 -----------------------------
upon the selection of the Arbitrator before then, the AAA shall appoint the Arbitrator as soon as practicable, but in any event within thirty (30) days after the submission to AAA for binding arbitration. The Arbitrator's award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award by the California courts in accordance with the California Arbitration Law. The prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses, including arbitration administration fees, incurred in connection with such proceeding. Neither party nor the Arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

          16.4  Injunctive Relief.  To the extent that any controversy or claim
                -----------------
gives rise to a prayer for injunctive relief, equitable action or specific performance, the aggrieved party shall have the right to commence such an action in any court of competent jurisdiction, notwithstanding anything contained in Sections 16.1, 16.2 or 16.3 to the contrary.


                                  ARTICLE 17

                                 MISCELLANEOUS

          17.1.  Notices.  Any consent, notice or report required or permitted
                 -------
to be given or made under the Agreement by one party to the other party shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, U.S. first class mail, courier or nationally-recognized delivery service), U.S. first class mail postage prepaid, courier or nationally-recognized delivery service, and addressed to the other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor. Except as otherwise provided in the Agreement, such consent, notice or report shall be effective upon receipt by the addressee.

          If to Sarnoff, for
          all technical matters:  David Sarnoff Research Center
                         201 Washington Road
                                    Princeton, NJ 08540-6449
                                    Attention:  John Aceti

          If to SRI, for
          all other matters:    SRI International
                                    333 Ravenswood Avenue
                                    Menlo Park, CA  94025-3493
                                    Attention:  General Counsel

          If to STC, for
          all matters:          SolarCare Technologies
                                     Corporation
                                    1745 Eaton Avenue
                                    Bethlehem, PA 18018
                                    Attention:  Michael Gausling

          17.2.  Governing Law.  The Agreement, including the decision to
                 -------------
arbitrate and any decision by an arbitrator pursuant to Article 16, shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof.

          17.3.   U.S. Export Laws and Regulations.  Each party hereby
                  --------------------------------
acknowledges that the rights and obligations of the Agreement are subject to the laws and regulations of the United States relating to the export of products and technical information. Without limitation, each party shall comply with all such laws and regulations.

          17.4.   Relationship of Parties.  The obligations and liabilities of
                  -----------------------
SRI and Sarnoff hereunder shall be joint and several.

          17.5.   Assignment.  Except as set forth in this Section 17.5 and in
                  ----------
Section 17.11, no party shall assign its rights or obligations under the Agreement, in whole or in part, by operation of law or otherwise, without the prior written consent of the other parties. Any purported assignment in violation of this section shall be null and void. The rights of STC hereunder may be assigned without the prior written consent of SRI or Sarnoff (a) to GIB Laboratories, Inc. ("GIB") and/or its Affiliates, upon the resolution, satisfactory to the Licensors and GIB, of the scope of the indemnification set forth in Section 14.1(c) hereof and (b) in connection with the direct or indirect sale of all or part of STC or the line of STC's business which is the subject of this Agreement. STC and/or its assignee shall give Licensors prompt written notice of any such assignment.

          17.6.   Waivers and Amendments.  No change, modification, extension,
                  ----------------------
termination or waiver of the Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

          17.7.   Entire Agreement.  The Agreement embodies the entire
                  ----------------
understanding between the parties and supersedes any prior understanding and agreements between and among them respecting the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of the Agreement which are not fully expressed herein.

          17.8.   Severability.  Any of the provisions of the Agreement which
                  ------------
are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof and without affecting the validity or enforceability of any of the terms of the Agreement in any other jurisdiction.

          17.9.   Waiver.  The waiver by either party hereto of any right
                  ------
hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

          17.10.  Counterparts.  The Agreement may be executed in two or more
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          17.11.  GIB Laboratories, Inc.
                  ---------------------

                  17.11.1. Notwithstanding anything to the contrary set forth in Section 13.3 to the contrary, and subject to the next sentence of this
Section 17.11.1, in the event that Licensors terminate this Agreement due to a default by STC, Licensors shall give prompt written notice to GIB at 41 Spring Street, New Providence, New Jersey 07974 (or to such other address as previously communicated, in writing, by GIB to Licensors) and GIB shall have the right, during a period of forty-five (45) days from the date that Licensors so terminate this Agreement, to cure such default, which, if so cured, shall fully reinstate STC's rights under this Agreement. In the event that such default is not capable of cure within such forty-five (45) day period and GIB is using all diligent efforts to cure such default, such cure period shall be extended for an additional period, not to exceed thirty (30) days.

                  17.11.2. Licensors hereby consent to the assignment, if any, by STC to GIB in accordance with clause (a) of Section 17.5. and agree that GIB shall have no liability for STC's pre-assignment obligations in excess of STC's payment obligations arising under Article 6 and Sections 3.2, 3.3 and 12.3.3 during the fifteen (15) month period preceding the date of the assignment and shall have no liability under the indemnification set forth in Section 14.1(c) until the resolution, satisfactory to Licensors and GIB, of the scope of such indemnification.


          IN WITNESS WHEREOF, the parties have executed the Agreement as of the Effective Date hereof.

For:  SRI International            For:  David Sarnoff Research
                                                 Center

By:  /s/ John K. Clemens        By:  /s/ Carmen A. Catenese
     ------------------------        --------------------------


Title:  Senior Vice President   Title:  Vice President
        Science & Technology            -----------------------
        Group

For:  SolarCare Technologies
      Corporation


By:  /s/ Michael J. Gausling
     -----------------------


Title:  President
        --------------------

                                   EXHIBIT A
                                   ---------

                                 RESEARCH PLAN
                                 -------------


                               [TO BE COMPLETED]

                                      A-1